CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.500 and Amendment No.501 to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated March 2, 2026 on the financial statements and financial highlights of the Rule One Fund appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

    TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 28, 2026